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                                                                   Exhibit 10.13

                      AGREEMENT AND FULL AND FINAL RELEASE

                                     BETWEEN

                                COREL CORPORATION

                                       AND

                              JACQUELINE MAARTENSE

                            EFFECTIVE JANUARY 20, 2006

The terms and conditions set out below, along with the attached Full and Final Release, will constitute our binding agreement regarding the terms and conditions of your transition from Corel:

     1. Effective January 20, 2006 you will cease to have the title and responsibilities as EVP Global Marketing. You will continue as an employee (until the Termination Date as defined below) without title and without any pre-assigned duties and responsibilities as you are on a leave of absence.

     2. Unless your employment is otherwise terminated earlier you will continue to receive all benefits until June 8, 2006 and thereafter continue to receive health and dental benefit coverage, until June 8, 2007.

     3. On June 8, 2007 or such other earlier date as you may advise (in either case the "Termination Date") your employment relationship with Corel will be deemed to have terminated without cause.

     4. On the first regularly scheduled payroll date following the Termination Date, Corel will provide you with a retiring allowance in an amount equal to (i) 11 months' base salary; and, (ii) 11 months incentive pay, calculated at 100% achievement. This retiring allowance shall be paid in the most advantageous manner that is permitted by law, having regard to tax and E.I. considerations, as you might direct.

     5. Corel will provide you with full RSP matching payments for the calendar year 2006 and, provided the Termination Date is on or after January 1, 2007, for calendar year 2007. On the first regularly scheduled payroll date following the Termination Date Corel shall pay out all accrued vacation entitlement accrued through the Termination Date.

     6. Your stock options shall be treated in accordance with the Corel Stock Option Plan (i.e. options shall continue to vest until the Termination Date and vested option may be exercised until 90 days after your Termination Date, at which point all vested and unvested options shall expire). Until the Termination Date you will respect your

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     previously executed Lock Up Agreement and all company-wide blackout periods. We will formally remove you as an officer of the company and will not designate you as a deemed "insider" for securities law purposes nor for the purpose of any internal trading restrictions applicable to company designated or deemed insiders.

     7.The foregoing terms and conditions shall be in lieu of the provisions of paragraphs 5(a)(ii), (iii), and (iv), 5(b), and 5(f) of your Employment Agreement dated the 20th day of January 2005.

     8. You will express your formal agreement to these terms by executing this Agreement in the space below and returning it along with the attached Full and Final Release.


                                       /s/ Randy Eisenbach
                                       -----------------------------------------
                                       Corel Corporation
                                       By: Randy Eisenbach
                                       Its: Chief Operating Officer


Witness: /s/ Gail Oaley                /s/ Jacqueline Maartense
         ---------------------------   -----------------------------------------
         Gail Oaley                    Jacqueline Maartense
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                             FULL AND FINAL RELEASE

1.   FULL AND FINAL RELEASE

KNOW ALL PERSONS by these presents that Jacqueline Maartense ("the Releasor") for good and valuable consideration as set out in the Agreement effective Janaury 20, 2006 (the "Agreement") the sufficiency of such consideration being hereby acknowledged, does hereby remise, release and forever discharge Corel Corporation, its successors, administrators, assigns, affiliated and related companies, and their respective directors, officers, employees and agents (hereinafter collectively referred to as the "Releasee"), of and from all actions, causes of action, damages, claims, crossclaims and demands whatsoever, (including all damage, loss and injury not now known or anticipated but which may arise in the future and all effects and consequences thereof), and from all statutory claims whatsoever, (including but not limited to all statutory claims under the Ontario Human Rights Code and the Ontario Employment Standards Act), however and wherever arising, which the Releasor had, now has, or which the Releasor, his/her heirs, administrators and assigns, or any of them, hereafter can, shall or may have by reason of or arising from the employment of the Releasor by the Releasee or from the cessation of the employment relationship between them.

IN ADDITION TO AND WITHOUT ANY LIMITATION TO THE FOREGOING, the Releasee acknowledges that she has not been subjected to any form of discrimination contrary to any statute or otherwise at law, has waived any right to reinstatement to her former or any other position with the Releasee under any applicable legislation and agrees that to the extent any such claim is asserted by the Releasor in the future, such assertion shall constitute bad faith on the part of the Releasor.

AND FOR THE SAID CONSIDERATION the Releasor further agrees not to make or continue any claim or take or continue any proceedings against any other person or corporation or entity here in Canada or

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elsewhere in the world, with respect to anything existing at the present time between the parties to this release with respect to the subject matter of this release.

IT IS UNDERSTOOD AND AGREED that the said payment is deemed to be no admission whatsoever of liability on the part of the Releasee.

2.   CONFIDENTIALITY AND NON-DISPARAGEMENT UNDERTAKING

AND FOR THE SAME CONSIDERATION the undersigned, intending to be legally bound, hereby further agrees and undertakes to protect in strict confidence, and not to use or disclose, any and all information relating to the terms of the Letter and the fact of the settlement between the Releasor and the Releasee.

The Releasor agrees that he/she will not say, publish or do any act or thing that disparages or casts the Releasee, its officers, directors, employees, agents and/or representatives in any unfavorable light, or which could result in injury to any such person's reputation. Except to the extent required by applicable law, the Releasor shall make no public statements or announcements regarding the Releasor's past employment by Releasor or any of the matters set forth herein without first consulting with Releasor and obtaining its prior written approval as to the timing and content of the proposed statements and/or announcements. Notwithstanding the foregoing the Releasor may disclose particulars of Releasor's employment and termination in any bona fide job search or application for government unemployment or other like benefits.

3.   AGREEMENT AND INDEMNITY

IT IS FURTHER UNDERSTOOD AND AGREED THAT FOR THE SAME CONSIDERATION, the Releasor further covenants and agrees to save harmless and indemnify the Releasee from and against all claims, charges, taxes or penalties and demands which may be made by the Minister of National Revenue requiring the Releasee to pay income tax under the Income Tax Act (Canada) in respect of income tax payable by the Releasor in excess of the income tax previously withheld, and in respect of any and all


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claims, charges, taxes or penalties and demands which may be made on behalf of or related to the Minister of National Revenue, the Employment Insurance Commission, the Canada Pension Commission, or the Workplace Safety and Insurance Board, under the applicable statutes and regulations, with respect to any amounts which may, in the future be found to be payable by the Releasee in respect of the Releasor.

4.   BENEFIT OF RELEASE, AGREEMENT AND UNDERTAKING

IT IS UNDERSTOOD AND AGREED that this Release, Agreement and Undertaking shall enure to the benefit of the Releasee, its successors, administrators, assigns, affiliates and related companies, and its officers and directors, and shall be binding upon the Releasor, his/her heirs, executors, administrators and assigns.

AND THE RELEASOR HEREBY DECLARES that he/she fully understands the terms of this settlement, has obtained independent legal representation in connection with this Release and the Agreement, and that she voluntarily accepts the terms and conditions of the Agreement and this Release for the purpose of making full and final compromise, adjustment and settlement of all claims as aforesaid, whether arising by force of contract, at common law or under applicable statutes.

     IN WITNESS WHEREOF the said Jacqueline Maartense has hereunto set hand this 9 day of March, 2006 at the City of Ottawa, in the Province of Ontario.

SIGNED in the presence of Gail Oaley
                                     )
                                     )
                                     )
/s/ Gail Oaley                       )   /s/ Jacqueline Maartense
-------------------------------------)   ---------------------------------------
Witness                              )   Jacqueline Maartense
Name: Gail Oaley


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